Exhibit 21

SUBSIDIARIES OF REGISTRANT

Subsidiary	State of Incorporation
Mid-State Capital, LLC (1)	Delaware
Walter Investment Holding Company LLC (1)	Delaware
Hanover SPCA, Inc. (1)	Delaware
Walter Investment Reinsurance Company, Ltd. (2)	Bermuda
Marix Servicing, LLC (2)	Delaware
Walter Investment Properties, LLC (2)	Delaware
Green Tree Credit Solutions LLC (2)	Delaware
Green Tree Asset Acquisition LLC (3)	Delaware
Green Tree Investment Holdings III LLC (3)	Delaware
Green Tree Home Lending LLC (3)	Delaware
Green Tree Investment Holdings II LLC (3)	Delaware
Green Tree Investment Management LLC (3)	Delaware
Green Tree Insurance Agency, Inc. (4)	Minnesota
Green Tree Insurance Agency of Nevada, Inc. (4)	Nevada
Green Tree Insurance Agency Reinsurance Limited (4)	Turks and Caicos islands
Landmark Asset Receivables Management LLC (5)	Delaware
Green Tree Loan Acquisition II LLC (6)	Delaware
Green Tree CL LLC (5)	Delaware
Green Tree HE/HI Corp. (7)	Delaware
Green Tree HE/HI LLC (8)	Delaware
Green Tree MH Corp. (9)	Delaware
Green Tree MH LLC (10)	Delaware
Green Tree Licensing LLC (11)	Delaware
Green Tree Servicing Corp. (12)	Delaware
Green Tree Servicing LLC (13)	Delaware
Green Tree Advance Receivables II LLC (14)	Delaware
Green Tree Loan Company (12)	Minnesota
Green Tree Credit LLC (12)	New York
Green tree Consumer Discount Company (12)	Pennsylvania
Green Tree SerVertis Acquisition LLC (15)	Delaware
Green Tree SerVertis GP LLC (15)	Delaware
WIMC Real Estate investment LLC (1)	Delaware
Walter Reverse Acquisition LLC (1)	Delaware
Reverse Mortgage Solutions, Inc. (16)	Delaware
REO Management Solutions, LLC (17)	Delaware
Mortgage Asset Systems, LLC (17)	Delaware
Specialty Servicing Solutions, LLC (17)	Delaware
REO Leasing Solutions, LLC (17)	Delaware
Mortgage Consultants of America Corporation (17)	Texas
Central Asset Review, LLC (17)	Delaware
DT Holdings LLC (2)	Delaware
Ditech Mortgage Corp. (18)	California

(1)	A subsidiary of Walter Investment Management Corp.
(2)	A subsidiary of Walter Investment Holding Company LLC
(3)	A subsidiary of Green Tree Credit Solutions LLC
(4)	A subsidiary of Green Tree Investment Holdings III LLC
(5)	A subsidiary of Green Tree Investment Holdings II LLC
(6)	A subsidiary of Green Tree investment Holdings II LLC (99%) and Green Tree MH Corp. (1%)
(7)	A subsidiary of Green Tree CL LLC
(8)	A subsidiary of Green tree CL LLC (100%) and Green Tree HE/HI Corp. (non-economic interest)
(9)	A subsidiary of Green Tree HE/HI LLC
(10)	A subsidiary of Green Tree HE/HI LLC (100%) and Green tree MH Corp. (non-economic interest)
(11)	A subsidiary of Green Tree MH LLC
(12)	A subsidiary of Green Tree Licensing LLC
(13)	A subsidiary of Green Tree Licensing LLC (100%) and Green Tree Servicing Corp. (non-economic interest)
(14)	A subsidiary of Green Tree Servicing LLC
(15)	A subsidiary of Green Tree Investment Management LLC
(16)	A subsidiary of Walter Reverse Acquisition LLC
(17)	A subsidiary of Reverse Mortgage Solutions, Inc.
(18)	A subsidiary of DT Holdings LLC